EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 5, 2010

February 5, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.2%	0.2%	-7.8%
Class B Units	0.2%	0.2%	-7.8%
Legacy 1 Class Units	0.2%	0.2%	-7.6%
Legacy 2 Class Units	0.2%	0.2%	-7.6%
GAM 1 Class Units	1.3%	1.3%	-6.6%
GAM 2 Class Units	1.3%	1.3%	-6.6%
GAM 3 Class Units	1.3%	1.3%	-6.8%

S&P 500 Total Return Index2	-0.7%	-0.7%	-4.3%
Barclays Capital U.S. Long Government Index2	0.5%	0.5%	3.0%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs:
Sector/Market	Price Action	Cause
Corn and Wheat	Decrease	Stronger U.S. dollar and increased supply from South American producers
Soybeans	Decrease	Increased supply from South American producers

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector, as are Grant Park’s shorter-term trading advisors.

Currencies:
Sector/Market	Price Action	Cause
U.S. Dollar	Increase	European debt concerns; uncertainty in global markets
Euro	Decrease	European debt concerns

Grant Park’s longer-term trading advisors are predominantly long the currency sector, as are Grant Park’s shorter-term trading advisors.

Energy:
Sector/Market	Price Action	Cause
Crude Oil	Decrease	Stronger U.S. dollar; ease of inflationary concerns

Grant Park’s longer-term trading advisors are predominantly short the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities:
Sector/Market	Price Action	Cause
Global Equity Markets	Decrease	Weaker U.S. jobs report; European debt market concerns

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income:
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Weaker than expected jobs report; concerns regarding European debt markets
European Fixed-Income Markets	Decrease	European debt concerns
Japanese Government Bonds	Decrease	Investor concerns regarding Japanese fiscal policy

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals:
Sector/Market	Price Action	Cause
Gold and Silver	Decrease	Stonger U.S. dollar
Industrial Metals	Decrease	Stonger U.S. dollar

Grant Park’s longer-term trading advisors are predominantly long the metals sector, as are Grant Park’s shorter-term trading advisors.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.